As filed with the Securities and Exchange Commission on May 7, 2008.
       Registration No.  333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KAYDON CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	13-3186040
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

Suite 300, 315 East Eisenhower Parkway Ann Arbor, MI (Address of Principal Executive Offices)	48108 (Zip Code)
Kaydon Corporation 1999 Long Term Stock Incentive Plan
(Full title of the plan)
Debra K. Crane	Copies to:
Vice President, General Counsel and Secretary	Elizabeth Noe
Kaydon Corporation	Paul, Hastings, Janofsky & Walker LLP
Suite 300, 315 East Eisenhower Parkway	600 Peachtree St., Suite 2400
Ann Arbor, Michigan 48108	Atlanta, GA 30308
(734) 747-7025	(404) 815-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer □

Non-accelerated filer □	Smaller reporting company □

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (1)
Common Stock, $0.10 par value	4,000,000	$53.55	$214,200,000	$ 8,418.06

(1) 2,000,000 shares of Common Stock of the Registrant were previously registered pursuant to the Registrant’s Registration Statement on Form S-8, Registration No. 333-81265 (the “1999 Registration Statement”) with respect to the Kaydon Corporation 1999 Long Term Stock Incentive Plan, amended and restated effective October 25, 2007 (the “Plan”).  The Registrant paid a registration fee of $18,487 in connection with the registration of its Common Stock pursuant to the 1999 Registration Statement.  This Registration Statement on Form S-8 is filed to register an additional 2,000,000 shares of Common Stock with respect to the Plan, which are available for issuance thereunder.  Therefore, the Registrant is paying an additional registration fee of $4,209.03 with this Registration Statement. In accordance with General Instruction E to Form S-8, the Registrant incorporates by reference the contents of the 1999 Registration Statement, filed on June 22, 1999.  Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Registrant, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended.  The offering price is calculated pursuant to Rule 457(c) based on the average of the high and low sales prices ($53.55 per share) for the Registrant’s Common Stock as quoted on the New York Stock Exchange on May 5, 2008.

PART I – INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with General Instruction E to Form S-8, the Registrant incorporates by reference the contents of the 1999 Registration Statement, filed on June 22, 1999.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In accordance with General Instruction E to Form S-8, the Registrant incorporates by reference the contents of the 1999 Registration Statement, filed on June 22, 1999.

Item 3.  Incorporation of Documents by Reference.

               The following documents filed by Kaydon Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated in this Registration Statement by reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(b)	The Company’s Quarterly Report on Form 10-Q for the Quarterly Period ended March 29, 2008.

(c)	The description of the Company’s Common Stock contained in the Company’s RegistrationStatement on Form 8-A, No. 1-11333, filed on May 20, 1994 under the Securities Exchange Actof 1934.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering of the Common Stock covered by this Registration Statement shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of each such document.

Item 8.  Exhibits.

Exhibits

4.1
Kaydon Corporation 1999 Long Term Stock Incentive Plan, amended and restated effective October 25, 2007, which is incorporated herein by reference to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2008.

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Paul, Hastings, Janofsky & Walker LLP (contained in its opinion filed as Exhibit 5).

24.1	Power of Attorney (contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan on May 6, 2008.

KAYDON CORPORATION

By:	/s/ James O’Leary
James O’Leary
Chairman, President and Chief Executive Officer

We, the undersigned officers and directors of Kaydon Corporation, hereby severally constitute James O’Leary and Debra K. Crane and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally do all such things in our name and behalf in such capacities to enable Kaydon Corporation to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or either of them, to any and all such amendments.  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James O’Leary	Chairman, President and	May 6, 2008
James O’Leary	Chief Executive Officer (principal executive officer)

/s/ Kenneth W. Crawford	Senior Vice President, Chief	May 6, 2008
Kenneth W. Crawford	Financial Officer and Corporate Controller (principal financial and accounting officer)

/s/ Mark A. Alexander	Director	May 6, 2008
Mark A. Alexander

/s/ David A. Brandon	Director	May 6, 2008
David A. Brandon

/s/ Patrick P. Coyne	Director	May 6, 2008
Patrick P. Coyne

/s/ William K. Gerber	Director	May 6, 2008
William K. Gerber

/s/ Timothy J. O’Donovan	Director	May 6, 2008
Timothy J. O’Donovan

/s/Thomas C. Sullivan	Director	May 6, 2008
Thomas C. Sullivan

INDEX TO EXHIBITS

Exhibits

4.1
Kaydon Corporation 1999 Long Term Stock Incentive Plan, amended and restated effective October 25, 2007, which is incorporated herein by reference to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2008.

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Paul, Hastings, Janofsky & Walker LLP (contained in its opinion filed as Exhibit 5).

24.1	Power of Attorney (contained on signature page hereto).